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                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]





                                                              February 8, 2002

Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

         Re: Registration Statement on Form S-1 under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

         We have acted as counsel to Medis Technologies Ltd., a Delaware corporation (the "Issuer"), in connection with the preparation of the Issuer's registration statement (the "Registration Statement") on Form S-1, as amended (Registration No. 333-73276), being filed concurrently herewith with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers the registration under the Securities Act of (i) 3,500,000 non-transferable subscription rights as described in the Registration Statement (the "Rights") issuable upon the commencement of the Issuer's proposed rights offering (the "Rights Offering"), (ii) 3,500,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon exercise of the Rights, (iii) warrants to purchase 1,753,278 shares of Common Stock (the "Warrants") issuable upon the commencement of the Issuer's proposed shareholder loyalty program, also as described in the Registration Statement (the "Loyalty Program"), and (iv) 1,753,278 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

         In connection with rendering this opinion, we have examined and are familiar with the corporate records of the Issuer, including its organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of its Board of Directors and stockholders.

         We have also examined such certificates of public officials, certificates of officers of the Issuer and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:


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         (1) The Rights and the Warrants have been duly authorized and, when issued in accordance with the terms of, respectively, the Rights Offering and the Loyalty Program, will be validly issued and outstanding and legally binding obligations of the Issuer; and

         (2) The Shares and the Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Rights and the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and Delaware general corporation laws and does not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

         This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

                                         Very truly yours,

                                         SONNENSCHEIN NATH & ROSENTHAL



                                         By: /s/ Ira I. Roxland
                                             -------------------------------
                                                 A Member of the Firm